EXECUTION COPY

FIRST AMENDMENT TO
RECEIVABLES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (the " Amendment "), dated November 14, 2003, to the Receivables Purchase Agreement, dated as of November 15, 2002, by and among GGRC CORP., as Seller, GEORGIA GULF CORPORATION (" Georgia Gulf ") and GEORGIA GULF CHEMICALS AND VINYLS, LLC (" GGVC ") as Initial Servicers, BLUE RIDGE ASSET FUNDING CORPORATION, as Purchaser and WACHOVIA BANK, NATIONAL ASSOCIATION (successor by merger of Wachovia Bank, N.A.) as Administrative Agent (as amended, modified or supplemented from time to time, the " Receivables Purchase Agreement "). Capitalized terms used and not defined herein shall have the same meanings as defined in the Receivables Purchase Agreement.

WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Amendments.  The Agreement is, as of the Amendment Effective Date defined in Section 2 hereof, hereby amended as follows:

   (a) Section 1.1 of the Receivables Purchase Agreement, is hereby amended and restated in its entirety to read as follows:

"Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article V ), from time to time during the Revolving Period, prior to the Termination Date, the Seller may request that Purchaser purchase from the Seller ownership interests in Pool Receivables and Related Assets, and the Purchaser shall make such purchase (each being a " Purchase "); provided that no Purchase shall be made by the Purchaser if, after giving effect thereto, based upon the most recent Information Package delivered pursuant to the first sentence of Section 3.1(a) , either (a) the Invested Amount would exceed $100,000,000 (as adjusted pursuant to Section 3.2(b) ) (the " Purchase Limit "), or (b) the Asset Interest would exceed 100% (the " Allocation Limit "); and provided , further that each Purchase pursuant to this Section 1.1 shall have a purchase price equal to at least $1,000,000 and shall be an integral multiple of $100,000."

(b)  Section 10.1(f) of the Receivables Purchase Agreement, is hereby amended and restated in its entirety to read as follows:

    "The rolling three month average Dilution Ratio at any Cut-Off Date exceeds 3.75%; or"

(c)  Section 10.1(g) of the Receivables Purchase Agreement, is hereby amended and restated in its entirety to read as follows:

   "The rolling three month average Default Ratio at any Cut-Off Date exceeds 2.00%; or"

(d)  Section 10.1(h) of the Receivables Purchase Agreement, is hereby amended and restated in its entirety to read as follows:

   "The rolling three month average Delinquency Ratio at any Cut-Off Date exceeds 3.25%; or"

(e)  The definition of "Eligible Receivables Net Balance" in Appendix A to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

" Eligible Receivables Net Balance : At any time, an amount equal to (i) the aggregate Unpaid Balance of  all Eligible Receivables in the Receivables Pool at such time, minus (ii) the product of (A) 1.0 and (B) the Volume Rebate Accrual at such time."

(f)  Clause (xi) of the definition of "Eligible Receivables" in Appendix A to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"(xi) which, according to the Contract related thereto, is due and payable within 75 days from the invoice date of such Receivable, provided , however, that the aggregate Outstanding Balance of Receivables with terms between 71 and 75 days shall not exceed on any day 7.5% of the aggregate Outstanding Balance of all Receivables on such day;"

(g)  Clause (iv) of the definition of "Termination Date" in Appendix A to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"(iv) November 12, 2004;"

SECTION 2. This Amendment shall become effective as of the date first above written (the " Amendment Effective Date ") on the date on which the Administrative Agent shall have received a copy of this Amendment and the First Amended and Restated Fee Letter, duly executed by each of the parties hereto and all fees required to be paid on the date hereof have been paid in full by wire transfer in immediately available funds.

SECTION 3. Receivables Purchase Agreement in Full Force and Effect as Amended . Except as specifically amended hereby, the Receivables Purchase Agreement shall remain in full force and effect. All references to the Receivables Purchase Agreement shall be deemed to mean the Receivables Purchase Agreement as modified hereby. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Receivables Purchase Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

SECTION 4. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(a) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(b)THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

58320.000040 CHARLOTTE 108308v3

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GGRC CORP.,
as Seller
By: ____________________________
Name:
Title:

GEORGIA GULF CORPORATION,
as Initial Servicer

By: ____________________________
Name:
Title:

GEORGIA GULF CHEMICALS & VINYLS, LLC,
as Initial Servicer

By: ____________________________
Name:
Title:

[additional signatures to follow]
58320.000040 CHARLOTTE 108308v3

BLUE RIDGE ASSET FUNDING CORPORATION,
as Purchaser

By Wachovia Capital Markets, LLC
as Attorney-In-Fact

By: _________________________________
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: _________________________________
Name:
Title:

[end of signatures]
58320.000040 CHARLOTTE 108308v3